SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2022
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(832) 834-6992
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07.	Submission of Matters to a Vote of Security Holders
On June 15, 2022, Salarius Pharmaceuticals, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Four proposals were submitted to stockholders as described in the Proxy Statement for the Annual Meeting and voted on at the Annual Meeting. The proposals and the results of the stockholder votes are as follows:
1. Proposal to elect two Class I directors to serve until the 2025 annual meeting or until their successors are duly elected and qualified:

Nominee	Votes For	Withheld	Broker Non-Votes
Arnold Hanish	23,073,675	2,742,876	10,532,130
William McVicar	23,042,939	2,773,612	10,532,130

2. Proposal to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our common stock:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,862,704	5,392,071	93,906	0

3. Proposal to provide a non-binding advisory vote on the compensation of our named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,233,396	3,960,694	622,461	10,532,130

4. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the 2022 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,483,859	1,433,904	430,918	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: June 15, 2022	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Chief Financial Officer